Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Jackie Seneker
SiriCOMM, Inc.
2900 Davis Blvd., Suite 130
Joplin, MO 64804
Phone: 417-626-9971
Web: http://www.siricomm.com
Email: info@siricomm.com

                   DRIVER TECH Connects Truck PC with SiriCOMM
          SiriCOMM to be Nationwide Wi-Fi Provider for In-cab Computer

Joplin, Mo. - September 16, 2004 -- SiriCOMM, Inc. (OTC BB: SIRC), a nationwide broadband wireless software and network company serving the commercial transportation industry and government market, today announced an expanded services agreement with DriverTech, Incorporated. Under terms of the agreement, DriverTech has committed to resell access to SiriCOMM's Wi-Fi network with the DT-3000 Truck-PC, DriverTech's ruggedized cab-mounted driver computer that utilizes satellite, cellular and wireless fidelity (Wi-Fi) to transmit data. The announcement strengthens SiriCOMM's strategy to market network access to business partners that service the transportation industry.

"Offering integrated SiriCOMM network access will allow strategic partners to better service their customers by offering an additional wireless networking choice. This can be accomplished over and above our core business of providing application services to subscribers," said Hank Hoffman, SiriCOMM president and CEO. "Selling access to the network provides an ancillary revenue stream for SiriCOMM."

SiriCOMM is an ideal services partner for DriverTech because the DT-3000 Truck-PC needed access to a wireless broadband network. The DT-3000 has relied on cellular and satellite systems to transmit vehicle location, dispatches and dispatch status, vehicle data, scanned document images, emergency data, and other information requiring lower bandwidth and low data rates. The functionality of the DT-3000 Truck-PC is expanded by SiriCOMM's nationwide broadband network.

"Through our agreement with SiriCOMM, we expect to broaden our reach in the truck fleet market," said Mark Haslam, DriverTech President and CEO. "Wireless data connection options are fundamental to the continuing growth of automatic vehicle location services and in-cab computing. SiriCOMM's nationwide Wi-Fi network fulfills customer demand for a cost-competitive alternative."

DriverTech will also become a partner in SiriCOMM's Value Added Reseller program and sell the entire suite of SiriCOMM application services. Additionally, SiriCOMM plans to integrate its fleet productivity applications with the DT-3000 Truck-PC and will include other DriverTech devices as part of its sales offering to truck fleets.

About DriverTech
----------------
DriverTech designs, produces, and sells the DT-2000 and DT-3000 Truck-PCs, ruggedized cab-mounted driver computers. DriverTech's products are currently in several logistics pilot programs in U.S. Army combat support vehicles to provide messaging, GPS location, mapping, vehicle diagnostics, and other services. Since DriverTech began marketing a civilian version of their in-cab computers to truck fleets, ambulance services, and taxi companies, over 3000 have been sold. The device is a Windows-based touch screen computer that interfaces between the truck and fleet headquarters via satellite, cellular, and/or Wi-Fi. Motor carriers using DriverTech's computers can elect to use any combination of these wireless modes to move data to and from their trucks. DriverTech's communication software picks the least cost path according to message priority.

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About SiriCOMM
--------------
SiriCOMM provides nationwide broadband wireless software and network infrastructure solutions for the commercial transportation industry and government market. The Company has a vertically integrated technology platform incorporating both software applications and broadband network infrastructure and access. The vertical-specific, enterprise-grade software solutions are designed to help significantly increase profitability, reduce operating costs, improve productivity and operational efficiencies, enhance safety, and strengthen security for businesses of any size and, to the extent applicable, government. The Company's unique, commercial-grade private network solution is built for enterprises and integrates multiple technologies to enable an ultra high-speed, open-architecture wireless data network for its software applications and Internet access. The Company believes that its vertical-specific software, network technology, deep industry relationships, and low cost of operations can represent significant value to the commercial transportation industry and the government market.

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

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